UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nighthawk Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	87-0627349
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

8200 E. Pacific Place, Ste. 204 Denver, CO 80231 (303) 337-4811
(Address of Principal Executive Offices)

Nighthawk Systems, Inc. 2003 Stock Option Plan
(Full Name of Plan)

H. Douglas Saathoff Chief Executive Officer Nighthawk Systems, Inc. 10715 Gulfdale, Suite 200 San Antonio, Texas 78216
(Name and Address of Agent For Service)

(210) 341-4811
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Class of Securities To Be Registered	Each Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	5,000,000 shares	$0.26	$1,207,600	$153.37

(1)       Nighthawk Systems, Inc. 2003 Stock Option Plan (the "Plan") authorizes the issuance of a maximum of 5,000,000 shares of common stock, par value $0.001("Common Stock"), all of which are being registered hereunder.  2,310,000 shares of Common Stock authorized to be issued under the Plan are subject to outstanding options granted under the Plan and 2,690,000 are available for future grants thereunder.

(2)       Estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the amount of the registration fee.  The proposed maximum offering price per share was determined by calculating the weighted average price of (i) the 2,310,000 shares of Common Stock being offered under outstanding options at a weighted average exercise price of $0.22, and (ii) the 2,690,000 shares of Common Stock being offered at an exercise price of $0.26 based on the average of the high and low price per share of the Common Stock on February 27, 2004, as reported by the Over the Counter Bulletin Board.

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PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

                    The following documents previously filed by Nighthawk Systems, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

·        Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed with the SEC on May 29, 2003.

·        Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2003, filed with the SEC on June 16, 2003.

·        Current Report on Form 8-K, filed with the SEC on July 14, 2003.

·        Current Report on Form 8-K/A, filed with the SEC on July 17, 2003.

·        Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2003, filed with the SEC on August 14, 2003.

·        Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2003, filed with the SEC on November 19, 2003.

·        Definitive Proxy Statement filed with the SEC on February 18, 2004.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel

None.

Item 6.        Indemnification of Directors and Officers

The Bylaws of Nighthawk Systems, Inc. (the "Bylaws"), include a provision that provides that the Company will indemnify each person who is made, or is threatened to be, a named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason of his serving or having served in the capacity of a director, advisory director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic company (an "Indemnitee"), against all judgments, penalties, fines, amounts paid in settlement and reasonable expenses actually incurred or reasonably incurred by him if he conducted himself in good faith and reasonably believed to be in or not opposed to the Company’s best interests and, in the case of any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  Indemnification shall not be made in respect of any proceeding in which the Indemnitee has been found liable for willful or intentional misconduct in the performance of his duty to the Company or in any proceeding in which such Indemnitee shall have been found liable on the basis that personal benefit was improperly received by him or found liable to the Company.

Another provision of the Bylaws provides that the Company shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to above, if such Indemnitee has been wholly successful, on the merits or otherwise, in defense of the proceeding.

The Bylaws also provide that the Company shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Company also imposes duties on or otherwise involves services by him to the plan or to participants or beneficiaries of the plan.  Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

The Company maintains a standard directors and officers liability insurance policy that will reimburse the Company for payments it may make in indemnification of directors and officers and pay other expenses, counsel fees, settlements, judgments or costs arising from proceedings involving any director or officer of the Company in his capacity as such, subject to certain limitations and exclusions.

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Item 7.        Exemption from Registration Claimed

Not applicable

Item 8.        Exhibits

3      (i)                    Amended and Restated Articles of Association, as of February 2, 2002, incorporated by reference from Exhibit 3.1 to Form 8-K, as filed with the SEC on February 2, 2002.

3      (ii)                   Bylaws of the Company, incorporated by reference from Exhibit 3.2 to Form 8-K, as filed with the SEC on February 1, 2002.

4.1                           Nighthawk Systems, Inc. 2003 Stock Option Plan.

5.1                           Opinion of Raymond G. Romero, Esq. regarding legality of securities being registered.

23.1                         Consent of Gelfond Hochstadt Pangburn, PC.

23.2                         Consent of Raymond G. Romero, Esq. (included in Exhibit 5.1).

24.1                         Power of Attorney (included on page 8).

Item 9.        Undertakings

(a)       The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Antonio, Texas on this 25th day of February, 2004.

NIGHTHAWK SYSTEMS, INC.

By:	/S/ H. Douglas Saathoff
H. Douglas Saathoff
Chief Executive Officer
Chief Financial Officer
Principal Accounting Officer

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Power of Attorney

Each person whose signature appears below hereby constitutes and appoints H. Douglas Saathoff with full power to act, as such person's true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefore, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons, who constitute the Board of Directors of the Company, on behalf of the Registrant and in the capacities and on the dates indicated.

By /S/ Max Polinsky	Date February 25, 2004
Max Polinsky
Chairman of the Board

By /S/ Patrick A. Gorman	Date February 25, 2004
Patrick A. Gorman
Director

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EXHIBIT 4.1

NIGHTHAWK SYSTEMS, INC.

2003 STOCK OPTION PLAN

ARTICLE I

PURPOSE

The purpose of the NightHawk Systems, Inc. 2003 Stock Option Plan, as amended (“the Plan) is to promote the long-term growth and profitability of the Company (as defined below) by (a) providing certain employees, director and consultants of the Company with increased incentive to contribute to the success of the Company and (b) enabling the Company to attract, retain and reward persons of exceptional skill.

The Options (as defined below) offered pursuant to this Plan (as defined below) are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of the employees, directors or consultants.

ARTICLE II

DEFINITIONS

Whenever used herein, the following terms shall have the meanings set forth below:

“Acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a Controlling Amount of the Company's outstanding share are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities not otherwise affiliated or associated with the management or shareholders of the Company as of the Date of Grant of any given Option. As used in this Plan, Acquisition includes reorganizations and other tax-free transactions in which a controlling amount of the Company's outstanding shares are exchanged or extinguished.

“Affiliate” shall have the meaning ascribed to such term under Securities and Exchange Commission Rule 12b-2.

“Associate” shall have the meaning described to such term under the Securities and Exchange Commission Rule 12b-2.

“Board” or “Board of Directors" means the board of directors of the Company as constituted from time to time.

“Code" means the Internal Revenue Code of 1986, as amended.

“Committee" shall mean a committee appointed by the Board of Directors in accordance with Article III of the Plan, if one is appointed.

"Common Stock” shall mean the common stock, par value $0.001, of the Company.

"Company” shall mean Nighthawk Systems, Inc., a Nevada corporation.

“Controlling Amount” shall mean fifty percent (50%) or more of the issued and outstanding shares of Common Stock of the Company.

“Date of Grant" shall mean the date upon which the Board or Committee allots a specific number of option Shares to a specific Participant under this Plan.

"Disability” means a permanent and total disability as defined in any disability plan of the Company. or as otherwise specified in any employment or consulting agreement or, if designated by the Board, pursuant to Section 22(e)(3) of the Code.

"Employee" means any person who is emp1oyed by the Company or a Subsidiary and specifically includes all the officers of the Company.

"Fair Market Value" as of a particular date, means (a) if the shares of Common Stock are then listed or admitted for trading on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System, the last reported sales price of the Common Stock on such date, or (b) if the shares of Common Stock are not then listed or admitted for trading on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System, such value as the Board, in its absolute discretion, may determine in good faith.

“Incentive Stock Option" means an Option conforming to the requirements of Section 422 of the Code.

"Non-Qualified Stock Option" means any Option other than an Incentive Stock Option.

"Option" means a right or rights granted by the Board or the Committee to purchase shares of Common Stock under the Plan.

"Option Share " means that portion of an Option giving the participant a right to purchase one share of Common Stock.

"Participant” means an individual to whom an Option is granted under the Plan.

“Plan" shall mean this the 2003 NightHawk Systems, Inc. Stock Option Plan, as amended.

"Subsidiary" means any corporation, partnership, or 1imited liability company, so long as at least eighty percent (80%) of such entity's voting securities are owned, directly or indirectly, by the Company.

"Unaffiliated" shall be used to describe persons or entities that do not hold the status of an Affiliate with the subject

“Unassociated” shall be used to describe persons or entities which do not hold the status of an Associate with the subject.

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ARTICLE III

ADMINISTRATION

Duties and Powers of Board of Directors.  The Plan shall be administered by the Board. The Board may appoint a Committee consisting of not less than two (2) members of the Board and any number of persons, if any, who are not members of the Board, to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution thereof, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer this Plan.

Subject to the terms, provisions and conditions of the Plan, the Board or the Committee shall have full and final authority in its discretion to, among other things, determine (a) the persons to whom Options are to be granted, (b) the number of shares subject to Options, (c) the time or times at which Options will be granted (d) the exercise price of shares subject to Options, (e) the time or times at which Options become exercisable and the duration of the exercise period, (f) the provisions and form of any option agreement or other instrument evidencing an Option granted under the Plan, (g) whether shares of Common Stock which are subject to Options will be subject to any restrictions on transfer after the exercise of Options, (h) such rules and regulations as the Board or the Committee may deem advisable in the administration of the Plan; and (i) the procedures and methods for construing and interpreting the Plan. Actions approved by a majority of all members of the Board or the Committee at any meeting at which a quorum is present, or actions approved in writing by all members of the Board or the Committee without a meeting shall be valid acts of the Board or the Committee. Decisions of the Board or the Committee on all matters relating to the Plan shall be in the Board or the Committee's sole discretion and shall be conclusive and binding on all parties, including the Company, its Shareholders and the Participants in the Plan.

Members of the Board or the Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of this Plan or the grant of any Options pursuant to this Plan, except that no such member shall act upon the granting of an Option to himself but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him or her.

The foregoing notwithstanding, if in any event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from the effective date of such registration until six (6) months after the termination of such registration, any grant of Options to officers or directors shall be made only by a Committee consisting of two or more directors appointed by the Board and having full authority to act in the matter, none of whom is eligible to participate in this Plan or any other stock option or stock plan of the Company or of any of its affiliates (as such term is defined in Rule 12b-2 under the Exchange Act), or has been eligible to do so at any time within the preceding year except as may be permitted under Rule 16b-3 under the Exchange Act and Section 162(m) of the Code and the regulations promulgated thereunder. Any Committee administering the Plan with respect to grants to officers who are not also directors shall conform to the requirements of the preceding sentence. Once appointed, the Committee shall continue to serve until otherwise directed by the Board.

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ARTICLE IV

SHARES AVAILABLE FOR THE PLAN

The maximum number of shares of Common Stock which may be issued pursuant to the exercise of Options under the Plan shall be 5,000,000 shares.

The shares of Common Stock to be delivered upon the exercise of Options under this Plan shall be made available either from the authorized but unissued shares of Common Stock or from shares of Common Stock held by the Company as treasury shares. Shares tendered by a Participant as payment for Shares issued upon exercise of a Non-Qualified Stock Option, Incentive Stock Option, or for withholding purposes sha1l not be available for issuance under the Plan. Any shares of Common Stock subject to a Non-Qualified Stock Option or Incentive Stock Option that for any reason is terminated, canceled or expired shall again be available for issuance under the Plan.

ARTICLE V

PARTICIPATION

Participation in the Plan shall be limited to those employees, directors and consultants of the Company and its Subsidiaries who are believed by the Board or the Committee to be in a position to make a substantial contribution to the success of the Company. Notwithstanding the above, persons who are not employees of the Company at the time the Option is granted shall not be eligible to receive Incentive Stock Options.

Options may be granted to such persons and for such number of shares as the Board or the Committee shall determine. The grant of any type of Option hereunder in any one year to an eligible person shall neither guarantee nor preclude a further grant of that or any other type of Option to such persons in that year or in any subsequent year.

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ARTICLE VI

NON-QUALIFIED AND INCENTIVE STOCK OPTIONS

Subject to the provisions hereof, the Board or the Committee may from time to time grant Incentive Stock Options, Non-Qualified Stock Options, or any combination thereof to persons eligible to participate in the Plan. Each Option shall be evidenced by a written option agreement, signed by an authorized officer of the Company, which shall contain such terms and conditions not inconsistent with the Plan, as the Board or the Committee shall determine. A Participant shall have no right to exercise any portion of his or her Option or to receive any consideration thereunder until such time as the related option agreement has been executed by such Participant.  All option agreements need not be identical, but shall comply with or incorporate by reference the terms set forth in this Article and shall be subject to all other terms and conditions of the Plan. In the event any option agreement is inconsistent with the Plan, the terms of the Plan shall govern the issue in question.

Option Price.  The exercise price per share for each Option Share shall be set by the Board or the Committee; provided, however, in the case of Incentive Stock Options such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.   Furthermore, if an Incentive Stock Option is to be issued to an individual holding a ten percent (10%) or greater interest in the Company such exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock as of the date the Option is granted.

Option Vesting. The period during which the right to exercise an Option in whole or in part vests in the Participant shall be set by the Board or the Committee, and the Board may determine that an Option may not be exercised in whole or in part for a specified period after it is granted.

Exercise of Options. Options shall be exercisable only by the Participant to whom the Options were granted, or by the Participant's legal guardian or personal representative, if any, in the case of exercise following the death or Disability of the Participant as provided in this Article VI. Subject to the relevant provisions and limitations contained herein and in the relevant Participant's Option Agreement, a Participant may exercise the Option to purchase some or all of his or her vested and exercisable Option Shares. Options shall be exercised by delivery to the Corporate Secretary of the Company at the Company's principal place of business a signed option exercise notification and subscription agreement in the form attached to the individual Participants’ option agreements, or as may be otherwise required by the Board, specifying the number of Option Shares which the Participant then desires to purchase, together with payment for such shares.  Payment may be made in the form of (a) cash, certified check or other immediately available funds for the aggregate exercise price for such shares of Common Stock, (b) the exchange of a number of shares Common Stock previously, or which would otherwise be simultaneously acquired by the Participant, free and clear of all liens or encumbrances, the Fair Market Value of which at the time of exercise is equal to the aggregate exercise price of such shares of Common Stock. accompanied by executed stock powers and any other documents of transfer requested by the Board or the Committee, or ( c) a combination of (a) and (b). No fractional shares may be issued or accepted by the Company with respect to the exercise of an Option or any portion thereof. Options may be exercisable in installments, i.e. Participants shall be allowed to exercise less than all exercisable Option Shares on any given date subject to the terms of this Plan and their individual option agreements.

Acceleration. The Board or the Committee shall have the right to accelerate in whole or in part, from time to time, the vesting provisions of any stock option agreement and the right to exercise an Option granted hereunder. Any such acceleration by the Board or the Committee shall not effect the expiration date of the given Option.

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Modification of Options; Cancellations and Re-grants.  If the Board or the Committee determines that it is advisable and in the best interest of the Company, the Board or the Committee may, within the limitations of this Plan, modify, extend or renew outstanding Options and it may solicit and accept written offers from Participants to terminate previously granted Options which remain unexercised (“Original Options"), and grant a like number of new Options ("Substitute Options") to such Participants upon surrender of such Original Options, regardless of whether the vesting schedules or exercise prices of the Substitute Options are the same as or different from the Original Options being surrendered. Such offers to terminate shall be pursuant to and in accordance with such rules and regulations as the Board or the Committee may from time to time establish, subject to the terms and conditions of, and within the limitations set forth herein. A modification of an Option in accordance with this section shall not alter or impair the rights or obligations under the Option without the affected Participant's consent. Without limitation as to other events, which may also constitute a re-grant, any modification of an Option which has the effect of reducing the exercise price of the Option shall be treated as the cancellation of one Option and a grant of a new Option for purposes of Article IV.

Form of Option. Each option agreement shall specify whether the Option evidenced by such option agreement is an Incentive Stock Option or a Non-Qualified Stock Option. Notwithstanding such designation, in the event an Option which is designated as an Incentive Stock Option fails to qualify as an Incentive Stock Option under Section 422 of the Code, then such Option shall be deemed to be a Non-Qualified Stock Option. Any Option that is not designated by the Board or the Committee as an Incentive Stock Option shall be a Non-Qualified Stock Option.

Option Term.  The term of an Option shall be set by the Board or the Committee provided, however, that no such term shall exceed a reasonable time period, and provided further that, in the case if Incentive Stock Options, the term shall not be more than ten (10) years from the Date of Grant of the Incentive Stock Option.  The last day of the term of the option shall be the Option's expiration date.

All rights to purchase shares pursuant to an Option shall, unless sooner terminated, expire at the date designated by the Board or the Committee. The Board or the Committee shall determine the date on which each Option shall become exercisable and may provide that an Option shall become exercisable in installments. The shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Board or the Committee.

Restrictions on Transfer. Options granted under the Plan shall not be transferable or assignable or capable of being pledged or otherwise hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, other than by will or the laws of descent and distribution of the state or county of the Participant's domicile at the time of his or her death or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act and the rules promulgated thereunder.  Any attempted assignment, transfer, pledge; hypothecation or other disposition of an Option contrary to the provisions hereof shall result in the termination of such Option, which termination shall be effective immediate1y before the attempted assignment, transfer, pledge, hypothecation or other disposition of the Option. Shares delivered upon exercise of an Option shall be subject to such resale restrictions as may be provided by the Board or the Committee in either the option agreement or the option exercise notification and subscription agreement pertaining to such Option, and as may otherwise appear in the bylaws of the Company.

Provisions Applicable to Ten Percent (10%) Shareholders. Notwithstanding any other provision of this Plan, no Incentive Stock Option shall be granted under this Plan to a person who, at the time the Option is granted, is the owner of more than ten (10%) percent of the total combined voting power of all classes of stock of the Company, unless at the time such Option is granted, the exercise price is at least one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock subject to the Option, and such Option by its terms is not exercisable more than five (5) years after the date it is granted.

Limitations on Grants.  If required by the Code at the time of grant, to the extent that the aggregate Fair Market Value of all shares of Common Stock (determined as of grant date) with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. The foregoing sentence shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

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Termination of Employment.

(a)                          Change of Employment Status.   Except as otherwise provided for in the individual option agreements, no Option shall be affected by any change of duties or position of a Participant (including transfer to or from a Subsidiary) so long as such Participant continues to be an employee, director or consultant of the Company or a Subsidiary.

Nothing in this Plan or in any Option granted hereunder shall confer upon any Participant any right to continue in the employ of, or to provide consulting services to the Company or any Subsidiary) and the Company's right to terminate the employment or consulting relationship of a Participant at any time for any reason shall not be diminished or affected because an Option was granted to the Participant.

(b)                   Termination other than because of Death or Disability.   If a Participant who is an employee or a director of the Company or a Subsidiary ceases to be an employee or director (as the case may be) for any reason, other than by reason of the death or Disability of the participant, then all Options held by such Participant which are not exercisable when the Participant ceases to be an employee or director (as the case may be) shall immediately terminate.  All Options which are exercisable when the Participant ceases to be an employee or director (as the case may be) must be exercised prior to the earlier of (i) the expiration date of the option period of the exercisable Options, or (ii) unless otherwise provided for in the option agreement the date occurring three (3) months after the date on which the Participant ceases to be an employee or director (as the case may be) of the Company or a Subsidiary.  Such Options shall terminate to the extent they are not timely exercised during such period.

(c)                   Termination Because of Death or Disability. If a Participant dies or suffers a Disability while he or she is an emp1oyee or director of the Company or a Subsidiary, Options which are exercisable on the date of death or Disability of such Participant may be exercised by the Participant by his or her personal representative or other lawful successor to the extent that such Options could have been exercised by the deceased or disabled Participant immediately prior to his or her death or Disability. Such Options must be exercised prior to the earlier of (i) the expiration date of the option period of the subject Options, or (ii) the date occurring twelve (12) months after the date of the Participant's death. Such Options shall terminate to the extent they are not timely exercised during such period.

(d)                   Termination With Respect to Other Participant. With respect to Participants who are not employees or directors of the Company or any Subsidiary, the conditions on which Options are exercisable and the determination of the exercise period for any such Options shall be specified in the option agreement pertaining to such Options.

(e)                   Non-Qualified Exercise. Notwithstanding anything above to the contrary, the Board or the Committee may in its discretion vary the date on which an Option would otherwise terminate pursuant to this Article VI, provided that such variation shall be specified in the option agreement pertaining to such Options. A variation from the date an Option must terminate as described in clause (b) of this Article VI may, however, cause an Incentive Stock Option to fail to qualify for the tax treatment available pursuant to Section 422 of the Code upon the exercise of Incentive Stock Option.

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ARTICLE VII

WITHHOLDING TAXES

The Company may require, as a condition to any grant under the Plan or to the delivery of certificates for shares of Common Stock issued hereunder, that the Participant pay to the Company, in cash, tender a certified check or provide other immediately available funds sufficient to cover any federal, state or local taxes of any kind required by law to be withheld with respect to any grant of an Option or any delivery of any shares of Common Stock upon exercise of an Option. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any grant of an Option or to the delivery of any shares of Common Stock upon exercise of an Option under the Plan.

Subject to Board or Committee approval, a Participant may elect to deliver shares of Common Stock (or have the Company withhold shares of Common Stock acquired upon exercise of an Option) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with a grant under the Plan. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The withholding tax obligation that may be paid by the withholding or the delivery of shares of Common Stock may not exceed the Company's minimum federal, state and local income tax withholding obligations in connection with the grant or exercise. The Fair Market Value of the shares of Common Stock to be withheld or delivered will be the Fair Market Value on the date last preceding the date the amount of tax to be withheld is to be paid to the applicable governmental authority.

ARTICLE VIII

CHANGES IN CAPITAL STRUCTURE, REORGANIZATIONS, MERGER, ETC.

Company's Power to Change Structure, Reorganize, Merge, Etc. The existence of Outstanding Options shall not affect in any way the right or power of the Company or its shareholders to declare or distribute any stock dividend or to make or authorize any recapitalization, reorganization, merger, split-up, combination or other change in the Company's capital structure or its business, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise. Except as expressly provided herein, no such corporate act or the issuance of securities by the Company shall affect any Options Outstanding under the Plan.

Adjustment of Shares.  In the event the outstanding Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares subject to then outstanding and unexercised Options, so that the proportionate interest of the Participants before and after the occurrence of the event is maintained. In addition, the Board may make any further adjustment as may be appropriate to the maximum number of shares of Common Stock subject to the Plan, the maximum number of shares of Common Stock on which Options may be granted to any Participant, and the number of shares of Common Stock and price per share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options. The Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any adjustments made by the Board of Directors shall be conclusive. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder anything other than an Incentive Stock Option for purposes of Section 422 of the Code.

Acquisition. In the event that an Acquisition occurs with respect to the Company, the Board shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the respective Participant of an amount equal to a reasonable estimate of an amount (hereinafter the "Spread”) equal to the difference between the net amount per share of Common Stock payable in the Acquisition, or as a result of the Acquisition, less the exercise price per share of the to be cancelled Option Shares. The Board need not treat exercisable and nonexercisable Options in the same manner, need not treat Participants in the same manner, and may further treat any participant in a different manner as to separate Options held by him or her. The Company shall have such an option regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise.  Regardless of whether an Option is cancelled or terminated pursuant to another provision of this Plan the Company will in no case be obligated to make any cancellation payment but for its election to do so under this paragraph.

In cases where the Acquisition consists of the acquisition of any or substantially all of the assets of the Company, the net amount per share of Common Stock shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed. In cases in which the Acquisition consists of share purchases by persons or entities Unaffiliated or Unassociated with the management and shareholders of the Company as constituted on the Grant Date the net amount per share of Common Stock shall equal the per share Common Stock price paid on the purchase which put such person, persons, entity, entities, or group in Control of the Company. Any payments to be made upon cancellation shall not become due until 30 days after the date of such cancellation. If the Company does not exercise its Option under this Section the remaining provisions of this Article VIII shall apply.

Merger or Consolidation.   Subject to any required action by its shareholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shal1 pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled in such merger or consolidation.

Other Transactions. A dissolution or a liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate, subject to any obligation of the Company to make a payment upon cancellation as provided for above, as of the effective date of such dissolution, liquidation, merger or consolidation, unless the surviving corporation in a merger or consolidation will tender to such Participant an Option (the “Substitute Option") to purchase its shares on terms and conditions both as to the number of shares of Common Stock and otherwise, which will substantially preserve to such Participant the rights and benefits of the Options outstanding hereunder granted by the Company. The Board shall have absolute and uncontrolled discretion to determine whether the tendered Substitute Option will substantially preserve to each Participant the rights and benefits of the Options outstanding hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of Section 424(a) of the Code.  However, Participants holding vested and exercisable Options may exercise such Options as of the date of the closing of such transaction in accordance with the terms of their respective option agreements, provided that they provide the Company with notice of their intent to do so, specifying the number of shares to be purchased, at least five (5) days prior to the close of the transaction which will effectuate the Acquisition.

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ARTICLE IX

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

Notwithstanding any other provision of the Plan or of any option agreement the Company shall be under no obligation and shall not issue shares of Common Stock or, in the case of treasury shares, transfer shares of Common Stock under the Plan except in compliance with all applicable federa1 and state laws and regulations and in compliance with rules of any stock exchanges or listing organizations with which the Company's shares of Common Stock may be listed. The determination as to whether the issuance or transfer of shares of Common Stock under the Plan is in compliance with applicable federal and state laws and regulations and rules of stock exchanges and listing organizations shall be made solely by the Board.

Use of Restrictive Legends. Any certificate issued to evidence shares issued upon the exercise of an Option may bear such legends and statements as the Board or the Committee shall deem advisable to assure compliance with federal and state laws and regulations. In addition, the shares of Common Stock issued upon exercise of any Option may bear a legend stating that the shares are subject to the terms of a shareholder agreement, which agreement may restrict the transfer of the shares.

Representation of Investment Intent. Any Participant receiving an Option and any Participant or other person exercising an Option may be required by the Board or the Committee to give a written representation that the Option and the shares subject to the Option will be acquired for investment and not with a view to public distribution; provided, however, that the Board, in its sole discretion, may release any person receiving an Option from any such representations either prior to or subsequent to the exercise of an Option granted pursuant to the Plan.

Representation of Ownership. In the case of the exercise of an Option by a person or estate acquiring the right to exercise such Option by bequest or inheritance or by reason of the death or Disability of a Participant, the Board or the Committee may require reasonable evidence as to the ownership of such Option or the authority of such person and may require such consents and releases of taxing authorities as the Board or the Committee may deem advisable.

Compliance with Laws. This Plan, the granting and vesting of Options under this Plan, the issuance and delivery of shares of Common Stock, and the payment of money under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or applicable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and the Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

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ARTICLE X

SHAREHOLDER RIGHTS

Rights of Shareholder. The holder of an Option shall have no rights as a shareholder with respect to any shares of Common Stock covered by the Option until the date a stock certificate is issued to him or her after the exercise of the Option. No adjustment shall be made for dividends (ordinary or extraordinary) whether in cash, securities or other property, or distributions, or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article VIII hereof.

Shareholder Agreement. As a condition to the grant of an Option the Board or the Committee may require the Participant to become a party to a shareholder agreement by and among the Company, certain or all of its shareholders and the Participant. Such shareholder agreement may contain certain restrictions and limitations on the transfer, assignment or disposition of shares of Common Stock.  When applicable, each share of Common Stock issued upon exercise of any Option shall bear a legend stating that such shares of Common Stock are subject to the terms of a shareholder agreement, which agreement restricts the transfer of the shares of Common Stock.

ARTICLE XI

AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

The Board may at any time terminate or from time to time amend or suspend the Plan; provided, however that (a) no such amendment shall alter or impair any of the rights or obligations under any Option theretofore granted to a Participant under the Plan without the consent of the affected Participant, and (b) no amendment shall become effective without prior approval of the shareholders of the Company if such approval would be required for continued compliance with Section 422 of the Code. Notwithstanding the foregoing, the Board may not, without further approval of the shareholders of the Company, amend the Plan to:

(i) increase the total number of shares of Common Stock which may be made the subject of an Option to be granted under the Plan, either in the aggregate or to an individual Participant, except as provided in Article VIII hereof;

(ii) change the manner of determination of the exercise price;

(iii) extend the maximum period during which Options may be granted or exercised;

(iv) materially modify the requirement as to eligibility for participation in the Plan; or

(v) materially increase the benefits accruing to Participants under the Plan.

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ARTICLE XII

MISCELLANEOUS

Use of Proceeds. The proceeds of the sale of the shares of Common Stock subject to the Options granted hereunder are to be added to the general funds of the Company and used for general corporate purposes, as the Board shall determine.

Governing Law. The Plan, such Options as may be granted thereunder, and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, without giving effect to the conflicts of law principles thereof.

Partial Invalidity. The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

Approval by Shareholders. The Plan been approved by the Board of Directors and is subject to approval by the affirmative vote of a majority of the shareholders present or represented, and entitled to vote thereon at the meeting of the shareholders at which the Plan is submitted.

Effective Date. The Plan shall become effective on January 1, 2003 (the "Effective Date"); provided, however, that if the Plan is not approved by a vote of the shareholders of the Company either before or within twelve (12) months after the Effective Date, the Plan and any Options granted thereunder shall terminate.

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EXHIBIT 5.1

March 1, 2004

Nighthawk Systems, Inc.
10715 Gulfdale, Suite 200
San Antonio, TX 78216

Re: Registration Statement on Form S-8 ("Registration Statement") of Nighthawk Systems, Inc.

Ladies and Gentlemen:

I have acted as Corporate Counsel to Nighthawk Systems, Inc., a Nevada corporation (the "Company"), with respect to the issuance of this opinion relating to the proposed offering by the Company of up to 5,000,000 shares (the "Shares") of the Common Stock of the Company, par value $.001 per share (the "Common Stock"), pursuant to the Company's 2003 Stock Option Plan (the "Plan").

As such counsel, I have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as I have deemed relevant and necessary as the basis for the opinions hereinafter expressed. In such examinations, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as conformed or photostatic copies.

Based on the foregoing, I am of the opinion that:

1.         The issuance by the Company of the Shares pursuant to the Plan has been duly authorized by all necessary corporate action on the part of the Company.

2.         When issued pursuant to the Plan, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable shares of Common Stock.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ RAYMOND G. ROMERO

Raymond G. Romero

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EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 9, 2003, which appears on page F-1 of the Annual Report on Form 10-KSB of Nighthawk Systems, Inc. for the year ended December 31, 2002.

GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado

February 25, 2004

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